UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2021

REVIVA PHARMACEUTICALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38634	85-4306526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19925 Stevens Creek Blvd., Suite 100, Cupertino, CA	95014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 501-8881

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RVPH	Nasdaq Capital Market
Warrants to purchase one share of Common Stock	RVPHW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Non-Employee Director Compensation

On June 14, 2021, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Reviva Pharmaceuticals Holdings, Inc. (the “Company”) recommended to the Board a non-employee director compensation policy (the “Non-Employee Director Compensation Policy”), which the Board approved on June 15, 2021, with such policy effective as of December 14, 2020.

The Non-Employee Director Compensation Policy provides for the following cash compensation:

●	Each non-employee director is entitled to receive an annual cash retainer fee of $32,500, except that the Chairman of the Board is entitled to receive an annual cash retainer fee of $57,500;
●

Each non-employee director sitting on the Audit Committee is entitled to receive an annual cash retainer fee of $7,500, except that the Chairman of the Audit Committee is entitled to receive an annual cash retainer fee of $15,000;

●

Each non-employee director sitting on the Compensation Committee is entitled to receive an annual cash retainer fee of $5,000, except that the Chairman of the Compensation Committee is entitled to receive an annual cash retainer fee of $10,000;

●

Each non-employee director sitting on the Governance Committee is entitled to receive an annual cash retainer fee of $3,750, except that the Chairman of the Governance Committee is entitled to receive an annual cash retainer fee of $7,750; and

●	No per meeting fees shall be paid.

All annual cash retainer fees under the Non-Employee Director Compensation Policy will be paid quarterly in arrears.

The Non-Employee Director Compensation Policy also provides generally for the following equity compensation under the Company’s existing Reviva Pharmaceuticals Holdings, Inc. 2020 Equity Incentive Plan (the “Plan”), or any other equity incentive plan the Company may adopt in the future:

●

Each non-employee director is entitled to receive, upon initial election, a one-time initial equity grant of nonqualified stock options (the “Initial Equity Grant”) in respect of a whole number of shares of the Company’s Common Stock (as defined in the Plan) with an approximate value of $20,000. All of the shares subject to the Initial Equity Grant shall vest 33% per year over three years from the date of initial election, provided that the recipient remains a director of the Company through each vesting date.

●

Each non-employee director is entitled to receive an annual equity grant of nonqualified stock options (the “Annual Equity Grant”) in respect of a whole number of shares of the Company’s Common Stock with an approximate value of $20,000. All of the shares subject to the Annual Equity Grant shall cliff vest after 1-year, provided that the recipient remains a director of the Company through the vesting date.

Award of Initial Equity Grants

On June 15, 2021, the Board approved the grant of the Initial Equity Grants to each of the current non-employee directors, for an aggregate of 16,000 shares subject to stock options, with an exercise price of $4.73 per share (the closing price of Company common stock on June 15, 2021). The number of shares awarded subject to stock options, and corresponding vesting provisions, were determined in accordance with the Non-Employee Director Compensation Policy described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

REVIVA PHARMACEUTICALS HOLDINGS, INC.

Dated: June 16, 2021	By:	/s/ Laxminarayan Bhat
	Name: Title:	Laxminarayan Bhat Chief Executive Officer